CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING  FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-l A of our report dated July 30, 2014, relating to the financial statements and financial highlights of Iman Fund for the year ended May 31, 2014, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
September 24, 2014